Exhibit 99.1

(1)          The shares reported as disposed of herein include an aggregate of 31,433 shares of Series A Convertible Preferred Stock of AMC Entertainment, Inc. (the “Issuers”) issued to the reporting persons as a dividend on December 22, 2004 in connection with the Agreement and Plan of Merger, dated as of July 22, 2004 (the “Merger”), by and among AMC Entertainment, Inc., Marquee Holdings Inc. and Marquee Inc.  The shares reported as disposed of herein, which were converted into the right to receive cash pursuant to the Merger, were owned of record respectively by Apollo Investment Fund IV, L.P. (“AIF IV”), Apollo Overseas Partners IV, L.P. (“Overseas IV”) funds managed by Apollo Management V, L.P. (“Management V”), including Apollo Investment Fund V, L.P. (“AIF V”) and Apollo Overseas Partners V, L.P. (“Overseas V,” and collectively with AIF V and the other funds managed by Management V, the “Apollo Funds”), and AP Entertainment, LLC (“AP LLC”).  Apollo Advisors IV, L.P. (“Advisors IV”) is the general partner of AIF IV and the managing general partner of Overseas IV.  Apollo Capital Management IV, Inc. (“Capital Management”) is the general partner of Advisors IV.  Apollo Management IV, L.P. (“Management IV”) is the manager of AIF IV and Overseas IV.  AIF IV Management, Inc. (“AIF IV Management”) is the general partner of Management IV.  Apollo Advisors V, L.P. (“Advisors V”) is the general partner of the Apollo V Funds.  AIF V Management, Inc. (“AIFVM”) is the general partner of Management V and Apollo Capital Management V, Inc. (“Capital Management V”) is the general partner of Advisors V.  Leon D. Black and John J. Hannan are directors and principal executive officers of Capital Management, AIV IV Management, AIFVM and Capital Management V.  Advisors IV, Capital Management, Management IV, AIF IV Management, Advisors V, Management V, AIFVM and Capital Management V, and Messrs. Black and Hannan and their affiliates disclaim beneficial ownership of all shares of AMC Entertainment Inc. owned by Overseas IV, AIF IV , AP LLC or any of the Apollo V Funds, except to the extent they have a pecuniary interest in such securities, if any, and this report shall not be deemed an admission that any such person or entity is the beneficial owner of, or has any pecuniary interest in, any such securities for the purposes of Section 16 of the Securities Exchange Act of 1934, as amended, or for any other purpose.